Exhibit 10.26

Office Lease Agreement

Perimeter Gateway IV

between

DTR10, L.L.C.,
an Arizona limited liability company

as “Landlord”

and

Universal Technology Systems Corp.,

a Florida corporation
as “Tenant”

BASIC LEASE INFORMATION

Effective Date:	For identification purposes only, the Effective Date of this Lease is November 15, 2013.

Landlord:	DTR10, LLC, an Arizona limited liability company

Tenant:	Universal Technology Systems Corp., a Florida corporation

Project:	That portion of Scottsdale Perimeter Center commonly known as Perimeter Gateway IV and depicted on Exhibit A-1 to this Lease

Building:	The building located at 17207 North Perimeter Drive, Scottsdale, Arizona and depicted on Exhibit A-1 to this Lease

Premises:	The 3,077 square feet of Rentable Area located at Suite 210 on the second floor of the Building and more specifically shown on Exhibit A-2.

Rentable Area of Building:	Approximately 60,000 square feet of Rentable Area

Rentable Area of Premises	Approximately 3,077 square feet of Rentable Area. The Premises will have a load factor equal to 14.95%.

Annual Base Rent:	Months 1-12	$25.00 per square foot of Rentable Area
	Months 13-24	$25.75 per square foot of Rentable Area
	Months 25-36	$26.50 per square foot of Rentable Area
	Months 37-48	$27.25 per square foot of Rentable Area
	Months 49-60	$28.00 per square foot of Rentable Area

The Annual Base Rent schedule set forth above does not include applicable rental tax, currently estimated at 2.15%. Within five (5) days of the Effective Date, Tenant shall pay, in advance, the Monthly Base Rent for the first month.

Term:	Base Term: From the Rent Commencement Date through and including sixty (60) months following the Rent Commencement Date plus the fractional calendar month, if any during which the Rent Commencement Date occurs.

Renewal Term: One (1) five (5) year Renewal Option, upon expiration of the Base Term.

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Scheduled Commencement Date:	The Effective Date of this Lease.

Expiration Date:	Sixty (60) months following the Rent Commencement Date, unless earlier terminated

Security Deposit:	$19,615.88

Proportionate Share:	Estimated Building Proportionate Share: 5.13% Estimated Project Proportionate Share: 5.13%

Expense Stop:	$9.50 per square foot of Rentable Area

Landlord’s Address	DTR10, L.L.C.
for Payment of Rent:	17207 North Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
Attn: Accounting Department

Standard HVAC Hours:	Between 7:00 a.m. and 6:00 p.m., Monday through Friday; between 8:00 a.m. and 12:00 p.m. on Saturday, excluding legal holidays in the State of Arizona. HVAC usage outside of Standard HVAC Hours will be available at a cost of $7.00/hour for each zone.

Landlord’s Address	DTR10, L.L.C.
For Notices:	17207 North Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
Attn: Gary S. Elbogen, Esq.
Fax: (480) 585-7803

With copy of any Default Notice to:

Chester & Shein, P.C.
8777 North Scottsdale Road, Suite 191
Scottsdale, Arizona 85258
Attn: David E. Shein, Esq.
Fax: (480) 922-3969

Tenant’s Address For Notices:	Universal Technology Systems Corp. 17207 North Perimeter Drive, Suite 210 Scottsdale, Arizona 85255 Attn.: Dean Ledger Fax: (___ )___ -____

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Property Manager:	Troon Management Company
17207 North Perimeter Drive, Suite 200
Scottsdale, Arizona 85255
Attn: Property Manager
Phone: (480) 563-5247
Fax: (480) 585-7803

Business Day:	Each day which is not a Saturday, Sunday or legal holiday in the State of Arizona

The Basic Lease Information set forth above is an integrated component of the Lease. If there is any inconsistency or conflict between any Basic Lease Information and any term or provision of the Lease, the Lease will control.

LEASE EXHIBITS

Exhibit A-1:	Project Site Plan
Exhibit A-2:	Depiction of Premises Location
Exhibit B:	Rules and Regulations
Exhibit C:	Schedule of Landlord’s Property
Exhibit D:	Guaranty

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Office Lease Agreement

This Office Lease Agreement (“Lease”) is entered into and shall be effective as of November 15, 2013, (“Effective Date”), by and between: (i) DTR10, L.L.C., an Arizona limited liability company (“Landlord”);; and (ii) Universal Technology Systems Corp., a Florida corporation (“Tenant”). Landlord and Tenant (collectively, “Parties” and individually, a “Party”), agree as follows:

1. Premises.

(a) Lease. On the terms and subject to the conditions set forth in this Lease, Landlord hereby leases the Premises to Tenant, and Tenant hereby agrees to lease the Premises from Landlord.

(b) Project & Premises. The “Project” is the commercial office complex described in the Basic Lease Information and generally depicted on Exhibit A-1 to this Lease. The “Premises” are a portion of the two-story office building identified as the “Building” in the Basic Lease Information and generally depicted on Exhibit A-1 to this Lease. In addition to the Premises and as further set forth in this Lease, Tenant will also have certain rights and obligations relating to the Parking Facilities and the Common Areas (both as defined below). The location of the Premises within the Building is depicted on Exhibit A-2 to this Lease.

(c) Rentable Area. The Premises contains 3,077 square feet of rentable area (“Rentable Area”), based on a calculation generally in conformance with BOMA Standard Method for Measuring Rentable Area in Office Buildings, ANSI Z 65.1-2010.

(d) Common Areas. During the Term, Tenant and its agents, employees and invitees shall have the nonexclusive right with others designated by Landlord to use all of the common areas (“Common Areas”) situated on or within the Project. Common Areas include, but are not limited to, elevators, sidewalks, Parking Facilities, driveways, hallways, landscaped areas, stairways, public bathrooms, common entrances, lobby areas and other similar public areas and access ways which are not part of the Premises or leased to, or used exclusively by, a specific tenant within the Building or the Project.

(e) Project Operations. Landlord shall cause the Building and Common Areas to be maintained in compliance with all applicable laws, ordinances, regulations and restrictive covenants. The Common Areas of the Project and the exterior of the Building, including all related landscaping, shall be maintained and operated by Landlord in a manner consistent with Class A low-rise office buildings in Scottsdale, Arizona, free from any disruptive or annoying activities or events. Landlord represents and warrants to Tenant that as of the Commencement Date, the Building and the Premises will comply in all material respects with applicable laws, ordinances, rules, regulations and codes.

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(f) Tenant’s Proportionate Share. Tenant’s proportionate share of those expenses that become payable to Landlord as Additional Rent under this Lease is the “Proportionate Share”. Tenant’s Proportionate Share of Operating Expenses (as defined below) and Taxes (as defined below) shall be a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the rentable area of the Building. Tenant’s Proportionate Share shall be adjusted from time to time during the Term, upon written notice to Tenant, as additional rentable area is added to, or deleted from, the Project or the Building, as the case may be. The effective date of any adjustment shall be: (i) with respect to additional rentable area added to the Project or Building, as the case may be, the earlier of the date that (A) a Certificate of Occupancy is issued with respect to the additional rentable area, or (B) a tenant commences the payment of rent with respect to the additional rentable area; or (ii) with respect to rentable area deleted from the Project or Building, as the case may be, the effective date of the deletion.

2. Term & Possession.

(a) Base Term & Commencement Date. The initial term of this Lease (“Base Term”) shall commence on the Commencement Date and, unless sooner terminated, shall expire on the Expiration Date described in the Basic Lease Information (“Expiration Date”). The Commencement Date will occur on the Effective Date of this Lease (“Commencement Date”).

(b) Renewal Term. Provided that (i) this Lease is in full force and effect, (ii) Tenant is not in Default under this Lease; and (iii) Tenant is occupying the entire Premises and has not subleased any portion of the Premises to a sub-tenant, then Tenant shall have the option (“Renewal Option”), to extend the Term of the Lease (for all, but not less than all of the Premises) for one (1) additional five (5) year period (“Renewal Term”) by providing written notice to Landlord (“Renewal Notice”) no less than nine (9) months prior to the expiration of the Base Term. The Annual Base Rent payable during the Renewal Term will be at Landlord’s then current asking rates for similar space within the Project, but in any event not less than Tenant’s then-current Rent rate. As used in this Lease, the word “Term” shall refer to the Base Term or any Renewal Term, as applicable.

3. Rent.

(a) Annual Base Rent. The Annual Base Rent for the Base Term shall be the amounts set forth on Basic Lease Information. Annual Base Rent shall be paid by Tenant in monthly installments equal to one-twelfth (1/12) of the Annual Base Rent for the applicable period (“Monthly Base Rent”), commencing on the Commencement Date and continuing thereafter for the balance of the Term. Tenant shall pay each installment of Monthly Base Rent in advance, without notice, offset or demand, on or before the first calendar day of each and every calendar month to the party specified in the Basic Lease Information or to such other person or at such other address as Landlord may designate by written notice to Tenant from time to time. If the Commencement Date occurs on a date other than the first (1st) calendar day of a month, the first installment of Monthly Base Rent shall be prorated based upon a thirty (30)-day calendar month. Within five (5) days of the Effective Date, Tenant shall pay, in advance, the Monthly Base Rent for the first month.

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(b) Additional Rent.

(i) Definitions.

(A) “Operating Expenses” means, subject to the limitations set forth below, all reasonable and necessary actual costs incurred by Landlord in managing, operating, maintaining and repairing the Building and all Common Areas as a Class A low-rise office complex with related facilities and amenities in Scottsdale, Arizona, including, without limitation, all costs, expenditures, fees and charges for:

(aa) operation, maintenance and repair of the Building and the Common Areas, including maintenance, repair and replacement of exterior light fixtures, common signage, glass and landscaping and maintenance and repair of the roof covering or membrane;

(bb) utilities and services (including telecommunications facilities and equipment, recycling programs to the extent they reduce Operating Expenses, and trash removal), and associated supplies and materials;

(cc) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building and Project;

(dd) accounting, legal, engineering and other professional services incurred solely in connection with the operation of the Building or all Common Areas and the calculation of Operating Expenses and Taxes;

(ee) property management fees equal to five percent (5%) of the gross rental revenue received by Landlord for the Building (whether denominated as rent, additional rent, Common Area operating costs, taxes or otherwise), exclusive of any revenues from the Parking Facilities;

(ff) all risk (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Building or Common Areas maintained by Landlord or applicable owner’s association, and expenditures for deductible amounts paid thereunder;

(gg) non-capital expenses for construction licenses, permits and inspections;

(hh) complying with the requirements of any law, statute, ordinance or governmental rule or regulation (collectively, “Laws”), but only to the extent such Laws are enacted after the Commencement Date;

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(ii) amortization of capital improvements required to comply with Laws enacted after the Commencement Date, or which reduce Operating Expenses or improve the utility, efficiency or capacity of any Building system, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as determined in good faith by Landlord), over such useful life as is designated in manufacturer specifications or if none, as provided by generally accepted accounting principles;

(jj) contesting in good faith for the benefit of the Building or Project or the office tenants the validity or applicability of any Laws enacted after the Commencement Date that may negatively affect the Building or Project; and

(kk) any other actual cash cost, whether or not described in this Section 3(b)(i)(A), which, in accordance with generally accepted accounting principles, is a non-capitalized expense of managing, operating, maintaining and repairing the Building and all Common Areas and which is not otherwise excluded pursuant to this Lease.

(B) Operating Expenses shall not include any of the following:

(aa) except as provided by clause (ii) above, any capital expenditure and/or financing costs;

(bb) any costs of special services or benefits rendered to or for the benefit of fewer than all Building tenants;

(cc) any costs of services or other benefits which are not available to Tenant but which are available to any other tenant or tenants or occupant or occupants or other user or users of the Building or the Project;

(dd) any costs for which Landlord is reimbursed by any other tenants or occupants or users of any of the Project other than through Project tenants’ payment of their pro-rata shares of Operating Expenses;

(ee) any leasing commissions, attorneys’ fees or any other expenses (including without limitation advertising and other promotional expenses) incurred in connection with leasing or subleasing space in the Project or enforcing any such leases or subleases or buying, selling or financing the Project;

(ff) any fines, penalties or other costs incurred due to Landlord’s or any other occupant’s violation of any Law;

(gg) any payments in respect to overhead or profit to subsidiaries or affiliates of Landlord (other than the property management fees described in clause 3(b)(i)(A)(ee) above);

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(hh) any costs of decorating, redecorating, cleaning or other services not provided on a regular basis to all tenants of the Building;

(ii) any costs relating to relocation of tenants within the Building or the Project;

(jj) any costs of correcting latent defects in the construction of the Building;

(kk) any costs of any repairs made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building except to the extent of any costs incurred pursuant to deductibles permitted to be maintained under the insurance required by this Lease;

(ll) any increase in insurance premium to the extent such increase is caused or attributable to the use, occupancy or act of Landlord or any other Project tenants or occupants;

(mm) any costs of overtime or other expense in curing Landlord’s defaults or performing work expressly provided in this Lease to be borne at Landlord’s expense;

(nn) any costs incurred because Landlord or any other person or entity (except Tenant) violated the terms of any lease, sublease or other agreement;

(oo) any costs incurred to (i) rectify any failure of the Building to comply with the Americans With Disabilities Act (“ADA”) in effect on the Commencement Date; or (ii) test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous wastes or materials from the Project (the foregoing does not limit Tenant’s obligations under Section 6, below);

(pp) any Taxes (provided, however, that Taxes are separately charged to Tenant as provided below); or

(qq) any costs for repair or maintenance of telecommunication facilities that are or may be leased or licensed to third party providers for income.

(C) “Taxes” means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Building and all Common Areas; any state, county or municipal governmental property lease excise tax or the equivalent thereof; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any Taxes described above but only to the extent those Taxes are reduced or avoided and (on a pro-rata basis) Tenant receives a reduction or refund of those Taxes contested and paid. “Taxes” shall exclude any of the foregoing items charged directly to, and paid by, other Project tenants, occupants and users (including Tenant), interest or penalties incurred by reason of late payment of taxes, franchise taxes or similar taxes on Landlord’s business, inheritance, gift, transfer, net income and profit taxes, capital levies, special assessments levied against property other than real estate.

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(ii) Payment of Additional Rent.

(A) Tenant shall pay Landlord as additional rent (“Additional Rent”) for each calendar year, or portion of each calendar year: (i) Tenant’s applicable Proportionate Share of Operating Expenses and Taxes that relate to the Project, generally; plus (ii) Tenant’s applicable Proportionate Share of Operating Expenses and Taxes that relate exclusively to the Building, but only to the extent the total of items (i) and (ii) exceed the Expense Stop (as set forth in the Basic Lease Information).

(B) The Operating Expenses that vary based on occupancy (i.e. janitorial and utilities) payable by Tenant shall be subject to a 100% gross-up if actual occupancy of the Building falls below 100% during the Term.

(C) Commencing on the Commencement Date, and thereafter with respect to each full or partial calendar year during the Term, Tenant shall pay Landlord, together with each installment of the Monthly Base Rent, an amount equal to the estimated Additional Rent for the applicable period. On or prior to the Commencement Date, and within thirty (30) days prior to the commencement of each calendar year during the Term, Landlord shall provide Tenant with an estimate of the monthly Additional Rent for the applicable period which shall be utilized for the purpose of calculating Tenant’s Additional Rent payment obligations under this Lease. Within ninety (90) days following the end of each calendar year, Landlord shall provide Tenant with a written statement (“Statement”) of Landlord’s actual Operating Expenses and Taxes for the prior calendar year (or applicable portion thereof). If Landlord’s estimate of the Additional Rent of the applicable period was less than the actual Additional Rent as set forth in the Statement, Tenant shall, within fifteen (15) Business Days following receipt of the Statement, pay the difference to Landlord. If Landlord’s estimate of the Additional Rent for the applicable period was greater than the actual Additional Rent as set forth in the Statement, Tenant shall receive a credit equal to the difference which shall be applied against the next monthly installment of Rent. Each Statement shall be sufficient to enable Tenant to compare the Statement to the definitions of Operating Expenses and Taxes set forth in this Lease. Each Statement shall provide detail reasonably sufficient for Tenant to differentiate between Operating Expenses that are attributable to one hundred percent (100%) to the Premises and Operating Expenses that are subject to Tenant’s Proportionate Share. Tenant shall have the right to examine and copy at Landlord’s office during Landlord’s normal business hours after reasonable notice to Landlord any relevant back-up information or documentation: (i) requested in good faith by Tenant within forty five (45) days after receipt by Tenant of each Statement; and (ii) which is reasonably required to enable Tenant to understand each Statement. Absent fraud or manifest error by Landlord, each Statement will be final if Tenant does not object within sixty (60) days after receipt.

(D) All Operating Expenses, Taxes and Additional Rent shall be computed on an accrual basis, provided that no prepayment of any Operating Expense or Tax before its due date shall, regardless of date of payment, be included prior to its due date. Each Statement and all estimates of Operating Expenses and Taxes and reconciliation statements shall be prepared by Landlord according to generally accepted accounting principles, applied in a consistent manner.

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(c) Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including Annual Base Rent, Additional Rent, Parking Fees (as defined below) late charges and interest (collectively, “Rent”), shall constitute and be payable and recoverable as rent, in the manner provided in this Lease. All other sums payable to Landlord shall be payable, not more frequently than monthly, on the later of: (a) the due dates for such payments as set forth in this Lease; or (b) five (5) Business Days after Tenant’s receipt of Landlord’s statement therefor. All Rent shall, except as otherwise specifically provided in (or by way of recoupment of matured and liquidated obligations of Landlord under) this Lease, be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate. All other Rent items will be billed no more frequently than monthly, and will be included in one monthly statement.

(d) Rental Taxes. Tenant shall pay to Landlord with each installment of Monthly Base Rent, Operating Expenses, Parking Fees, Taxes, Additional Rent, or other Rent, the amount of any gross receipts, transaction privilege, sales or similar tax, exclusive of any state or federal franchise tax or personal or corporate income tax measured by the income of Landlord, payable by Landlord on account of this Lease or Tenant’s payment of such items to, or on behalf of, Landlord.

(e) Late Charge & Interest. If any payment of Rent is not received by Landlord within five (5) Business Days after its due date, Tenant shall pay to Landlord as a late charge (“Late Charge”) a sum equal to five percent (5%) of the late payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate late charges imposed on other payments not made when due or preclude imposition of a late charge on any other payments not made when due. To the extent the payment of any sums by either Landlord or Tenant under this Lease require or permit the imposition of interest, the interest rate charged (“Interest Rate”) shall be eighteen percent (18%) per annum.

4. Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord a sum equal to $19,615.88 as a deposit (“Security Deposit”) for Tenant’s full and faithful performance of all the terms and conditions required under this Lease. Provided Tenant has not been in default during the Term and is not then in default under this Lease pursuant to a notice of default previously given by Landlord to Tenant (subject to any applicable cure period), Landlord shall apply the Security Deposit against the thirteenth (13th) and fourteenth (14th) Monthly Base Rent payments owed by Tenant (and the Security Deposit shall be deemed to be accordingly reduced), and tenant shall not be required to pay the thirteenth (13th) and fourteenth (14th) Monthly Base Rent payments to the extent the Security Deposit held by Landlord is sufficient to satisfy the thirteenth (13th) and fourteenth (14th) Monthly Base Rent payments. At the Expiration Date, Landlord will return to Tenant any remaining portions of the Security Deposit, without interest, provided that if Tenant fails to pay any amounts due Landlord or perform any covenants when due after any applicable notice and cure periods during the Term, Landlord may apply any portions of the Security Deposit toward curing such default, and Tenant shall replenish the Security Deposit immediately upon invoice by Landlord. Tenant will not be entitled to any interest or other yield upon the Security Deposit at any time, and Landlord is free to commingle, invest or otherwise use said Deposit, subject to Landlord’s obligation to return the Security Deposit.

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5. Tenant Improvements & Alterations.

(a) Tenant Improvements. On the Commencement Date, Landlord shall, at its own cost, deliver possession of the Premises to Tenant “AS-IS” and “WHERE IS” in its current condition. Landlord, at its cost, agrees to make certain limited improvements (collectively, the “Tenant Improvements”) to the Premises subsequent to delivering possession of the Premises to Tenant, all subject to the terms and conditions in this Section 5. The Tenant Improvements shall be limited to and consist only of the following:

(i) Landlord shall re-paint the interior walls of the Premises with standard commercial grade paint consistent with the existing paint quality and color scheme in the Premises, all as reasonably approved by Landlord; provided, however, Landlord may utilize any method or process as it deems appropriate in connection with the Tenant Improvements (if any) to any DIRTT Systems Furniture walls; and

(ii) Landlord shall install new floor carpet with commercial grade carpet consistent with the existing carpet quality and color scheme in the Premises, all as reasonably approved by Landlord and Tenant.

Landlord shall commence the Tenant Improvements at such time as it elects in its sole and absolute discretion; provided, however, that Landlord anticipates the Tenant Improvements will be commenced on or about December 16, 2013, subject to availability of materials and labor. Landlord shall provide Tenant with reasonable notice prior to commencing the Tenant Improvements. Tenant agrees that upon substantial completion of the Tenant Improvements, Tenant will accept the Premises “AS IS” and “WHERE IS”, in its then-existing condition.

(b) Cooperation. Landlord shall, at its cost, move Tenant’s furniture located in the Premises to complete the Tenant Improvements; provided, however: (i) Tenant shall not move any furniture into the Premises (other than furniture without which Tenant is unable to operate its business) prior to completion of the Tenant Improvements; (ii) Landlord shall not be required to move any of Tenant’s equipment, delicate property or data equipment, all as reasonably determined by Landlord; (iii) Landlord shall not be required to complete the Tenant Improvements to the extent Tenant fails to comply with the requirements of this Paragraph 5(b); and (iv) Tenant shall indemnify Landlord, its employees, agents and contractors against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorneys’ fees, in connection with the Tenant Improvements. Once commenced, Landlord shall promptly complete the Tenant Improvements and use commercially reasonable efforts to minimize interruption to Tenant’s business; provided however, Tenant expressly acknowledges the Tenant Improvements will cause periodic and temporary interruptions and closures to Tenant’s business. Tenant agrees to cooperate with Landlord and implement any required closures at Landlord’s direction. Tenant shall not be entitled to any compensation or abatement or reduction of Rent for any expense, inconvenience, interference or closure of Tenant’s business or damage to Tenant’s property associated directly or indirectly with the Tenant Improvements, and Tenant hereby waives and releases any such claims against Landlord, its agents, employees and contractors. The provisions of this Section 5 shall survive the expiration of the Term or earlier termination of this Lease.

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(c) Tenant Alterations. Tenant shall not make any alterations, improvements or similar structural or non-structural changes to the Premises (“Alterations”), without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall not be required to obtain Landlord’s prior consent for interior nonstructural changes with a total project cost under $10,000.00. Notwithstanding anything to the contrary in this Lease, Tenant shall not paint, puncture or hang any material on any portions of the DIRTT Systems Furniture Walls within the Premises, without Landlord’s consent and coordination. Any Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using good materials; (ii) in compliance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (iii) in compliance with any construction rules and regulations which have then been promulgated uniformly and in good faith and communicated by Landlord to Tenant; (iv) in accordance with all applicable Laws (including all work, whether structural or nonstructural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to the conditions set forth in the following sentence which Landlord may in Landlord’s good faith discretion impose at the time of giving the consent. The conditions permissibly imposed by Landlord shall be limited to requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors or design professionals, if the cost of work undertaken as a single project exceeds $50,000.00 and if Landlord would require such bonds or insurance if the contractors or professionals were retained by Landlord); (ii) use contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld or delayed (or withheld without a written explanation of the reason therefor) or delayed; and (iii) remove all or part of the Alterations (except Tenant Improvements or Alterations paid for in whole or in part by Landlord) within thirty (30) days after expiration or termination of the Term, as designated by Landlord at least ninety (90) days prior thereto, or such Alterations will then become the property of Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building systems, is required in connection with or as a result of Tenant’s Alterations, such work shall be performed at Tenant’s expense by contractors designated by Tenant but approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractors and other aspects of construction work for any Alterations proposed by Tenant is intended solely to protect Landlord, the Project and Landlord’s interests in the Project, and Landlord shall not withhold, condition or delay any such approval or any consent for any other reason. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. In addition to any Alteration paid for in whole or in part by Landlord, and subject to the following sentence, all Alterations which would be fixtures under Arizona law if Tenant owned fee title to the Project shall upon installation become part of the Building and be the property of Landlord. Tenant may from time to time replace any Alterations upon satisfaction of all applicable requirements of this Section 5, provided that if any Alterations so replaced are the property of Landlord the replacement Alterations shall also be the property of Landlord.

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6. Use of Premises.

(a) Tenant shall use and occupy the Premises for general office purposes related to the design and patent of intellectual property for solar and light technologies (including related activities such as file storage) and for no other purpose without Landlord’s prior consent. Tenant, at its expense, shall comply with the laws, rules and regulations of any federal, state or municipal authority, or the Arizona Fire Underwriters Rating Bureau, or with any notice from any public officer pursuant to law, or with any notice from any insurance company pertaining to Tenant’s occupancy or use of the Premises. Tenant shall immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be in violation of law or the certificate of occupancy for the Building or the Premises. Tenant will not use or permit the Premises to be used for any purposes that interfere with the use and enjoyment of the Building by Landlord or the other tenants, or which, in Landlord’s reasonable discretion, impair the reputation of the Building.

(b) Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on the Building, or violate, invalidate or conflict with fire insurance policies on the Building, fixtures or on property kept therein; provided, however, that Tenant’s normal conduct of its business shall not violate this paragraph.

(c) Tenant and Tenant’s employees and agents shall not handle, use, manufacture, store, release or dispose of any oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (collectively, “Hazardous Materials”), as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or in any other federal, state or local law governing hazardous substances (collectively, “Act”), as such laws may be amended from time to time at, upon, under or within the Premises or the Building or the land on which it is built, or into the plumbing or sewer or water system servicing the Premises or the Building, nor shall Tenant, its employees or agents cause or permit the discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Materials at, upon, under or within the Premises or the Building or the land or into the plumbing or sewer or water system servicing the same. Tenant shall comply in all respects with the requirements of the Act and related regulations, and shall notify Landlord immediately if Tenant discovers any Hazardous Materials at, upon, under or within the Premises or the Building or the land. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, may be used and stored at the Premises without Landlord’s prior consent.

(d) Tenant shall indemnify Landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorneys’ fees, arising out of any violation of or default in the covenants of this Section 6. The provisions of this Section 6 shall survive the expiration of the Term.

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7. Rules & Regulations. Tenant shall at all times comply with: (i) the rules and regulations attached to this Lease as Exhibit B to the extent those rules and regulations are not in conflict with any term or provision of this Lease; and (ii) any reasonable rules and regulations adopted by Landlord for all tenants of the Building after the Effective Date, but only to the extent such rules and regulations are reasonably designed for the safety, care, order or cleanliness of the Common Areas, do not unreasonably and materially interfere with Tenant’s conduct of its business or Tenant’s use and enjoyment of the Premises, the Parking Facilities and the Common Areas, and do not require the payment of additional money by Tenant (collectively, “Rules and Regulations”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Rules and Regulations by any other tenant or other person (except Landlord), provided that notwithstanding any provision of the Rules and Regulations to the contrary, Landlord shall not unreasonably or selectively enforce the Rules and Regulations against Tenant.

8. Subletting & Assignment.

(a) Consent. Tenant will not transfer or assign this Lease, or sublet the Premises or any part thereof or transfer possession or occupancy of the Premises to any person, firm or corporation other than a Tenant Affiliate (as defined below) without the prior written consent of Landlord which shall be in Landlord’s sole and absolute discretion (collectively, “Permitted Transfer”). Tenant may transfer or assign this Lease, or sublet the Premises or any part thereof or transfer possession or occupancy of the Premises to a Tenant Affiliate without the consent of Landlord if (and only if) the credit of Tenant’s Affiliate is comparable to Tenant’s credit, the intended use of the Premises will not materially change, and Tenant provides Landlord at least fifteen (15) days prior written notice. A sale, transfer, assignment or other conveyance of more than a fifty-one percent (51%) interest in the partnership interest(s) of Tenant in a single or series of related transactions to a party other than a Tenant Affiliate shall be an assignment for purposes of this Section 8. The term, “Tenant Affiliate” shall mean any entity controlling, controlled by or under common control with Tenant or a successor to Tenant by reason of merger, consolidation or other form of reorganization, conversion to a different form of entity or acquisition of substantially all of the assets of Tenant as a going concern.

(b) Tenant Liability. Unless expressly released by Landlord, if there is any assignment or Permitted Transfer of this Lease or subletting of the Premises, Tenant shall remain liable to Landlord for payment of the Rent and any other amounts due to Landlord under this Lease and all other covenants and conditions of Tenant contained in this Lease.

(c) Sale of Premises or Assignment by Landlord. The term “Landlord” as used in this Lease shall mean the owner of the Project at the time in question. If there is a transfer (whether voluntary or involuntary) by such owner of its interest in the Project, such owner shall thereupon be released and discharged from all covenants and obligations of the Lease thereafter accruing (but not from liability for any uncured Default existing on the date of transfer) if: (i) the new owner expressly agrees in writing to assume all of Landlord’s obligations under this Lease; and (ii) any Tenant funds that Landlord is holding are delivered to the new owner.

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9. Services & Utilities.

(a) Building Standard Services & Utilities. Landlord shall, at Landlord’s expense but as a component of the Operating Expenses, furnish to the Premises: (i) reasonable amounts of heat, ventilation and air-conditioning to maintain temperatures for comfortable use and occupancy of the Premises during all Standard HVAC Hours specified in the Basic Lease Information (“Standard HVAC Hours”); (ii) electricity at all times that provides electric current in reasonable amounts for all normal office and administrative purposes; (iii) janitorial and trash removal services each Sunday through Thursday (except public holidays) after 6:30 p.m.; (iv) automatic passenger elevator service at all times on a non-exclusive basis through the elevator located in the Building’s lobby; (v) hot and cold running water at all times sufficient for drinking, lavatory, toilet and ordinary cleaning purposes to be drawn from approved fixtures in the Premises; (vi) building standard fluorescent lamp, lighting tube, bulb and lamp ballast replacement or their reasonable equivalent as determined by Landlord; (vii) perimeter window washing, inside (once each year) and out (at least twice each year); (viii) extermination and pest control when and as reasonably required; (ix) maintenance of all Common Areas, including cleaning, HVAC, illumination, signage, lawn care and landscaping maintenance; (x) Common Area toilet room supplies; (xi) maintenance, lighting, cleaning and striping of the Parking Facilities; and (xii) fiber and copper phone wire (via Century Link, or its reasonable equivalent). All services described in the preceding sentence shall be at least consistent with those customarily furnished in Class A low-rise office buildings in Scottsdale, Arizona. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than building standard lighting fixtures) shall be at Tenant’s sole expense.

(b) Additional Services. Landlord shall furnish HVAC services at times other than Standard HVAC Hours, which Tenant may obtain by operating thermostats or other controls for distinct zones in the Premises. Tenant will be charged for after-hours HVAC use, in addition to all other amounts due under this Lease, and shall pay Landlord for after-hours HVAC services on an hourly basis at the rate of $7.00 per hour, per zone, which Landlord, in its sole discretion, may increase by three percent (3%) annually during the Term.

(c) Interruption of Service. Landlord shall not be liable to Tenant for any interruption or failure in the supply of any utilities (including, without limitation, cable, phone and /or fiber) to the Premises. Landlord reserves the right to interrupt service of the heat, plumbing, air conditioning, cooling, electric, and sewer and water systems, when reasonably necessary, by reason of accident, or of repairs, alterations or improvements which in the good faith judgment of Landlord are desirable or necessary to be made, until such repairs, alterations or improvements shall have been completed; and Landlord shall have no responsibility or liability for failure to supply heat, plumbing, air conditioning, cooling, electric, and sewer and water service, or other service or act for the benefit of Tenant, when prevented from so doing by Force Majeure or by orders or regulations of any federal, state, county, or municipal authority (Landlord and Tenant shall each adhere to and abide by such orders and regulations without any reduction in rent or in any of Tenant’s other obligations hereunder), and Tenant agrees that Tenant shall have no claim for damages nor shall there be any abatement of Annual Base Rent if any of said systems or service shall be discontinued or shall fail to function for any reason other than Landlord’s negligence or failure to perform its obligations under this Lease. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business.

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(d) Excessive Electrical & Water Usage. Tenant will not install or operate in the Premises any heavy duty electrical or plumbing equipment or machinery, without obtaining the prior written consent of Landlord which consent may be withheld in Landlord in its sole discretion. If, in Landlord’s reasonable discretion and due to Tenant’s use of any heavy duty electrical or plumbing equipment or machinery, Tenant consumes any utilities or services in excess of the normal consumption for general office use (excepting those customary office uses that are typical for tenants in similarly situated office buildings) Tenant agrees to pay Landlord for the cost of such excess consumption of utilities or services upon receipt of a statement of such costs from Landlord at the same time as payment of the Rent.

10. Maintenance & Repairs.

(a) Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, all structural portions of the roof, foundations, floors, and exterior walls of the Building, any demising walls in the Building constructed by Landlord, all Building systems and all public and Common Areas of the Project (including, without limitation, the Parking Facilities, elevators and Common Area restrooms, building standard electrical, lighting, mechanical, plumbing, heating, air conditioning systems, building standard fluorescent light bulbs and ballasts) in a manner comparable with other Class A low-rise office buildings in Scottsdale, Arizona; provided, however, that Tenant shall pay the cost of repairs for any physical damage to the Project or the Premises occasioned by the misuse or primary negligence of Tenant or Tenant’s employees, agents or invitees, to the extent (if any) not covered by Landlord’s property insurance or the insurance Landlord is required to carry pursuant to this Lease. Tenant shall promptly report in writing to Landlord any defective condition actually known to Tenant which Landlord is required to repair. All repairs, replacements and maintenance required of Landlord shall be made: (i) within a reasonable time (depending on the nature of the repair, replacement or maintenance required) after receiving notice from Tenant or having actual knowledge, without duty of inquiry, of the need for such repair, replacement or maintenance; and (ii) in a manner that does not unreasonably interfere with Tenant’s ability to conduct Tenant’s business in the Premises. To any extent that Tenant’s ability to use and enjoy the Premises is impaired by Landlord’s breach of the preceding sentence, Tenant shall receive a proportionate abatement of Rent for the period of such impairment.

(b) Tenant will keep the Premises and the fixtures and equipment therein in reasonably good order and condition, normal wear and tear excepted. During the Term, and subject to Landlord’s cleaning, repair and maintenance obligations, Tenant at Tenant’s expense, but under the good faith direction of Landlord, shall repair and maintain the interior of the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), interior Tenant Improvements and any appliances (as approved by Landlord) in the Premises, and keep the Premises in a clean, safe and orderly condition.

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(c) Subject to the requirements of this Lease, Landlord reserves the right at any time and from time to time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make changes, alterations, additions, deletions, improvements, repairs, relocations or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, stairways and other Common Areas, and to change the name by which the Building is commonly known and/or the Building’s address. Landlord reserves the right from time to time to install, use, maintain, repair and replace Building signage, pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building, including other spaces for occupancy by other tenants, above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any Building signage, pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises. Nothing contained in this paragraph shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building, or any part thereof, other than as expressly provided in this Lease.

(d) Except as otherwise expressly provided in this Lease, any and all injury, breakage or damage of any type whatsoever to the Premises or to other portions of the Building, arising from any act or omission of Tenant or its agents, employees, licensees, invitees or contractors, shall be repaired by Landlord at the sole expense of Tenant (net of insurance proceeds received by Landlord). Tenant shall reimburse Landlord for the costs of such repairs within five (5) Business Days of receipt of written notice from Landlord of such costs. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord may have.

11. Signs & Advertisements.

(a) Landlord agrees to display, at Tenant’s sole cost and expense, Tenant’s name on the Building directory or directories in the size and style or lettering typically used by Landlord for tenants leasing space of similar sizes to the Premises. The number of individual names listed on the Building directory or directories shall be subject to such limitation as shall be established from time to time by Landlord. Landlord further agrees to provide Tenant, at Tenant’s sole cost and expense, suite entry signage at the entrance to the Premises in Building standard color, size and style of lettering.

(b) No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, or inside of the Premises where it may be visible from outside or from the public areas of the Building, except with Landlord’s prior written consent and then only in such location, number, size, color and style (i.e., Building standard lettering) as is authorized by Landlord. If any such sign, advertisement or notice is exhibited without first obtaining Landlord’s written consent, Landlord shall have the right to remove same, and Tenant shall be liable for any and all expenses incurred by Landlord in connection with said removal. Tenant shall be permitted interior adhesive based building signage above Tenant’s entry door at Tenants sole cost and expense. The size, design, and all other specifications of the Tenants interior adhesive based building signage shall be consistent with Landlord’s standard guidelines, subject to the reasonable approval of the Landlord, which approval shall not be unreasonable withheld. Tenant acknowledges and agrees that it shall not be permitted to place a sign on the exterior of the Building.

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(c) Landlord shall have the right to prohibit any published advertisement of Tenant which in Landlord’s good faith opinion tends to impair the image or reputation of the Building or its desirability as a Class A office building. Upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

12. Excessive Floor Load. Landlord shall have the right to prescribe the weight and method of installation and position of safes, filing facilities or other heavy fixtures or equipment. Tenant will not, without Landlord’s prior written approval, install in the Premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity. Tenant shall be liable for all damage (other than normal and reasonable wear and tear) done to the Building by installing or removing a safe or any other article of Tenant’s office equipment, or due to its being in the Premises.

13. Moving and Deliveries. Except upon initial move-in and move-out, no freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, except through Tenant’s freight delivery facility and in coordination with Landlord’s property manager. Tenant shall promptly remove from the public areas within or adjacent to the Building any of Tenant’s property delivered or deposited there, and shall be responsible for any damage to the Building or the Premises caused by its moving and deliveries.

14. Parking Facilities.

(a) Landlord will at all times during the Term maintain parking for Tenant based on a total parking ratio of 4.0 parking spaces/1,000 square feet of Rentable Area (“Maximum Parking Ratio”) for Tenant’s use, which, based on the Premises consisting of 3,077 square feet of Rentable Area, shall be administered and paid for as follows:

(i) Covered Parking. Landlord will maintain (A) three (3) covered reserved parking spaces located directly beneath the Building (“Covered Reserved Parking Spaces”) for Tenant’s exclusive use, and (B) three (3) covered unreserved parking spaces located directly beneath the Building (“Covered Unreserved Parking Spaces”) for Tenant’s non-exclusive use. Commencing on the Commencement Date, and continuing until the Expiration Date or earlier termination of this Lease, Tenant shall pay Landlord a monthly fee (“Parking Fee”) at the rate of $65.00 per space per month for each Covered Reserved Parking Spaces and $55.00 per space per month for each Covered Unreserved Parking Spaces. All Parking Fees shall be payable, in advance and without demand, together (if applicable) with each installment of Monthly Base Rent.

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(ii) Uncovered Parking. Landlord will maintain, on a non-exclusive basis, six (6) uncovered, unreserved parking spaces located on the Building’s surface parking lot (“General Parking Spaces”); for Tenant’s nonexclusive use at no additional charge to Tenant.

(b) General. The Covered Reserved Parking Spaces, Covered Unreserved Parking Spaces and General Parking Spaces shall be referred to collectively in this Lease as the “Parking Facilities.” Tenant shall not use any Parking Facilities or other parking or storage areas in the Project for the overnight storage of vehicles. It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable, for any damage or loss to any automobiles parked in the Parking Facilities or to any personal property located therein, or for any injury sustained by any person in or about the Parking Facilities.

15. Access.

(a) Access to Building & Common Areas. Tenant shall have access to the Building and the Common Areas twenty-four (24) hours per day, seven (7) days per week, by means of a key or an electronic security system. Tenant shall, upon termination of the Lease, return to Landlord all keys to the Building. Landlord reserves the right to require a refundable deposit on Building keys and security access cards, which deposit shall be returned to Tenant at the time such keys and cards are returned to Landlord. Additional keys or security access cards required by Tenant for any reason will be provided upon Tenant’s payment of a fee as reasonably determined by Landlord. If Tenant installs separate or replacement locks or access devises on or within the Premises, Tenant shall promptly provide Landlord with all necessary keys, access cards and access codes in order to insure that Landlord has and maintains access to the Premises as otherwise provided in this Lease.

(b) Landlord’s Access to Premises. Landlord, its agents, employees and contractors shall have the right to enter the Premises at all reasonable times, including emergencies determined by Landlord, (a) to make inspections or to make repairs to the Premises or other premises as Landlord may deem necessary; (b) to perform nightly cleaning of the Premises; (c) to exhibit the Premises to prospective tenants during the last six (6) months of the Term; and (d) for any purpose whatsoever relating to the safety, protection or preservation of the Building. Landlord shall use reasonable efforts to minimize interference to Tenant’s business when making repairs or otherwise accessing the Premises pursuant to the terms of this Lease, but Landlord shall not be required to perform the repairs at any time other than during normal working hours.

(c) Restricted Access. No additional locks, other devices or systems, including without limitation alarm systems, which would restrict access to the Premises shall be placed upon any doors without the prior written consent of Landlord. Landlord reserves the right to require a refundable deposit on Building keys and security access cards, which deposit shall be returned to Tenant at the time such keys and cards are returned to Landlord. Additional keys or security access cards required by Tenant for any reason will be provided upon Tenant’s payment of a fee as reasonably determined by Landlord. Tenant will keep such system in good operating condition and repair, the cost of which will be Tenant’s sole responsibility. Unless access to the Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Premises or to those portions thereof which are inaccessible. Such inability by Landlord to provide cleaning service to inaccessible areas shall not entitle Tenant to any adjustment in Rent.

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16. Liability.

(a) Tenant Personal Property. All personal property of Tenant (including but not limited to furniture, equipment, trade fixtures and merchandise) located in the Premises or in the Building shall be at the sole risk of Tenant. Landlord, its agents and employees shall not be liable for any damage thereto, unless such damage is directly attributable to the negligent or willful acts of Landlord, its agents or employees. Landlord, its agents and employees shall not be liable for any accident or damage to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus, unless caused by and due to the negligent or willful acts of Landlord, its agents or employees. Tenant hereby expressly releases Landlord, its agents and employees from any liability incurred or claimed by reason of damage to Tenant’s property except for damage caused by the negligent or willful misconduct of Landlord, its agents or employees. Landlord, its agents and employees shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which affect the Building, due to construction on contiguous premises.

(b) Criminal Acts of Third Parties. Landlord, its agents and employees shall not be liable in any manner to Tenant, its agents, employees, licensees or invitees for any injury or damage to Tenant, Tenant’s agents, employees, licensees or invitees or their property caused by the criminal or intentional misconduct of third parties unless such injury or damage is the proximate result of Landlord’s breach of any term or provision of this Lease.

(c) Tenant Indemnity. Subject to the terms and conditions otherwise set forth in this Lease, Tenant shall indemnify Landlord, Landlord’s property manager, and their respective owners, members, employees and agents, and save them harmless from and against any and all claims, actions, damages, liabilities and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises and/or the Common Areas, or the occupancy or use by Tenant of the Premises and/or the Common Areas or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, employees, contractors, invitees or licensees. If Landlord, the property manager, or their respective agents or employees shall, without fault on its or their part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold the same harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid in connection with such litigation.

(d) Landlord Indemnity. Subject to the terms and conditions otherwise set forth in this Lease, Landlord shall indemnify Tenant, and Tenant’s respective shareholders, officers, directors, employees and agents and save them harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property arising from or out of the occurrence in, upon or at the Premises and/or the Common Areas, or the occupancy or use by Landlord of the Premises and/or the Common Areas or any part thereof, or occasioned wholly or in part by any act or omission of Landlord, its agents, employees, contractors, invitees or licensees. If Tenant or its respective agents or employees shall, without fault on its or their part, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold the same harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid in connection with such litigation.

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17. Insurance.

(a) Liability Insurance. Each Party shall maintain in full force throughout the Term commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined and Two Million Dollars ($2,000,000.00) annual general aggregate coverage,. Each Party’s liability insurance policy or policies shall: (i) include premises liability broad form property damage coverage and personal injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with the Premises or the Project, as applicable; and (v) extend coverage to cover liability for the actions of each Party’s employees, agents and invitees. Each policy of liability insurance required by this Section 17 shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by the other Party covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to the other Party; and (v) name the non-procuring Party, and the Property Manager identified in the Basic Lease Information (“Property Manager”), and such other parties in interest as the non-procuring Party may from time to time reasonably designate to the procuring Party in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to the procuring Party under such policies.

(b) Property Insurance. Each Party shall at all times maintain in effect with respect to its personal property at the Project (including, with respect to Tenant, any Alterations and trade fixtures owned by Tenant), commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 100% of the full replacement cost of the covered property. Either Party may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance relating to losses incurred with respect to the Project shall be used for the repair or replacement of the property so insured. In each case, the non-procuring Party shall be provided coverage under such insurance to the extent of its insurable interest (if any) and, if requested by the non-procuring Party, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s trade fixtures or personal property, and Tenant will have no obligation to carry insurance on any of Landlord’s personal property.

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(c) Building Insurance. Landlord shall maintain in effect insurance on the Building and Parking Facilities and Tenant Improvements with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and Parking Facilities and Tenant Improvements in the amount of the full replacement cost thereof, excluding land. The insurance shall include an extended coverage endorsement of the kind required by an institutional lender to repair and restore the Building (including the Tenant Improvements) and the Parking Facilities. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts. Landlord’s liability coverage on the Common Areas will insure Tenant against liability for the acts or omissions of Landlord and its employees, agents and representatives.

(d) Requirements For All Policies. Each policy of insurance required under this Section 17 shall: (i) be in a form, and written by an insurer, reasonably acceptable to the non-procuring Party; (ii) be maintained at the procuring Party’s sole cost and expense; and (iii) require at least thirty (30) days’ (or such lesser period as is reasonably available) written notice to the non-procuring Party prior to any cancellation, nonrenewal or modification of insurance coverage. All insurance companies issuing such policies shall be admitted carriers licensed to do business in Arizona. Each Party shall provide to the other, upon request, evidence that the insurance required to be carried by it pursuant to this Section 17, including any endorsement effecting additional insured status, is in full force and effect and that premiums therefor have been paid.

(e) Updating Coverage. The amounts of insurance required by this Section 17 shall be reviewed and revised, three years after the Commencement Date and each three years thereafter, to maintain approximately the same level of coverage that exists on the Commencement Date, considering the coverage then carried by prudent landlords and tenants for Class A low-rise office buildings in Scottsdale, Arizona.

(f) Proof of Insurance. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, each Party shall furnish to the other Party reasonably acceptable proof of insurance reflecting that the insurance required by this Section 17 is in force, accompanied by an endorsement showing the required additional insureds reasonably requested by the other Party. Such proof may consist of a certificate or a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease.

(g) Notice of Fire and Accident. Tenant shall give Landlord prompt notice in case of fire, theft, or accidents in the Premises, and in case of fire, theft or accidents in the Building if involving Tenant, its agents, employees or invitees.

(h) Waiver of Subrogation. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to the Premises or to the property of either party covered by insurance to the extent of such insurance and all casualty insurance and other insurance carried either by Landlord or Tenant covering losses arising out of destruction or damage to the Premises or its contents or to other portions of the Building shall provide for a waiver of subrogation against Landlord and Tenant respectively on the part of the insurance company, and Landlord and Tenant mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this Lease to carry insurance.

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18. Damage by Casualty.

(a) Fire or Casualty Damage. If there is damage or destruction of the Premises by fire or any other casualty, this Lease shall not be terminated, except as provided in Section 18(c), but the Premises shall be promptly and fully repaired and restored by Landlord to the extent of available insurance proceeds.

(b) Untenantability. If the condition referred to in Section 18(a) is such so as to make the entire Premises untenantable, then the rent which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the Premises have been fully and completely restored by Landlord. If the Premises are partially damaged or destroyed, then during the period until Landlord completes restoration of the damaged portion of the Premises, Tenant shall be required to pay rent covering only that part of the Premises that it is able to occupy, based on the Rentable Area of the Premises that can be occupied compared to the total Rentable Area of the Premises. Any repair or restoration to be performed by Landlord under this Section 18 shall be limited to those portions of the Premises which were constructed by Landlord or are Landlord’s responsibility to maintain or repair. Tenant, at its own expense, shall repair or replace its furniture, trade fixtures, equipment, personal property and other items belonging to Tenant, and any leasehold improvements constructed by Tenant, which are damaged or destroyed by fire or other casualty. Except as hereinabove set forth, no compensation, or claim, or diminution of rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Premises or any portion of the Building of which they are a part.

(c) Right to Terminate. If the Premises are substantially or totally destroyed by fire or other casualty so as to be substantially untenantable, and it shall require more than one hundred twenty (120) days for Landlord to commence restoration of same, or at the time of the casualty less than one (1) year remains of the Term, Landlord, upon written notice to Tenant, may terminate this Lease, in which case the Rent shall be apportioned and paid to the date of said fire or other casualty. If the Premises are substantially or totally destroyed by fire or other casualty so as to be substantially untenantable and Landlord does not elect to terminate the Lease pursuant to this paragraph, or does not timely complete Landlord’s repair obligations, then Tenant may elect to terminate this Lease by giving Landlord fifteen (15) days prior written notice, in which case the Rent shall be apportioned and paid to the dates of said fire or other casualty.

19. Condemnation. If the whole or a substantial part of the Project or the Building shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to said authority to prevent such taking (collectively, a “Taking”), Landlord shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority, and Rent shall be apportioned as of that date. For purposes of this Section 19, a substantial part of the Premises or the Building shall be considered to have been taken if, in Landlord’s good faith opinion, the taking shall render the Building commercially impractical or undesirable for Landlord to permit this Lease to continue or to continue operating the Building. Tenant shall not assert any claim against Landlord or the taking authority for any compensation arising out of or related to such taking and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If Landlord does not elect to terminate this Lease, the Annual Base Rent and Additional Rent payable by Tenant pursuant to Section 3 shall be adjusted (based on the ratio that the number of square feet of Rentable Area taken from the Premises bears to the number of rentable square feet in the Premises immediately prior to such taking) as of the date possession is required to be surrendered to said authority. Nothing contained in this Section shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property, fixtures or the leasehold interest belonging to Tenant, as long as such award is made in addition to and separately stated from any award made to Landlord for the Premises and the Building or any loss of income associated with the condemnation. Landlord shall have no obligation to contest any taking.

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20. Defaults and Remedies.

(a) Default. Each of the following shall be deemed a default (“Default”) by Tenant and a breach of this Lease:

(i) A failure by Tenant to pay any Rent when due if such payment is not made within five (5) Business Days after the applicable due date; or

(ii) An assignment of this Lease or subletting of the Premises in violation of Section 8; or

(iii) A failure by Tenant to cure or correct any violation, breach or failure in the observance or performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be observed or performed, within thirty (30) days after receipt by Tenant of written notice describing, in reasonable detail, the nature of the Default or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant fails within such thirty (30) day period to commence, and thereafter to diligently proceed to completion with, all actions necessary to cure the Default as soon as reasonably possible; or

(iv) Tenant’s abandonment of or suspension of business in the Premises; or

(v) Any fraudulent or material and adverse misrepresentation by Tenant to Landlord in connection with the negotiation and/or execution of this Lease.

(b) Remedies. Upon the occurrence of a Default by Tenant, Landlord shall be entitled to remedy such default as follows:

(i) Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant, to enter the Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem reasonably necessary, proper or convenient to cure such Default, for the account and at the expense of Tenant, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense reasonably incurred by Landlord in so doing.

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(ii) Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and, with or without legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such force as may be reasonably necessary, without being guilty of trespass and without relinquishing any right of Landlord against Tenant. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises unless Landlord shall execute a written agreement of surrender with Tenant. Tenant’s liability shall not be terminated by the execution of a new lease of the Premises by Landlord. After such a dispossession or removal, (1) the Rent and other charges which are the obligation of Tenant shall be paid up to the date Landlord’s re-entry, (2) Landlord may re-let the Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Tenant shall pay to Landlord any deficiency between the sum of the Rent and other charges due hereunder plus the reasonable costs of relating the Premises (including broker’s and attorneys’ fees, and the cost of alterations, repairs and replacements reasonably necessary to re-let the Premises) and the amount of rents and other charges collected on account of the new lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any renewal periods, the commencement of which shall not have occurred prior to such dispossession or removal). Such deficiency shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Rent, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. In the alternative, Landlord shall have the right to exercise all or any of the rights and remedies afforded Landlord under law including, but not limited to, the right to terminate this Lease and recover Landlord’s damages incurred as a result thereof. The damages Landlord may recover against Tenant include, but are not limited to, any Late Charge(s) otherwise due the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that the Tenant proves could be reasonably avoided, together with interest on all unpaid sums at the Interest Rate. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws if Tenant is being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the default by Tenant of any of the covenants and conditions of this Lease.

(c) Right of Landlord to Cure Tenant’s Default If Tenant defaults in the making of any payment to any third party, or doing any act required to be made or done by Tenant relating to the Premises, then Landlord may, but shall not be required to, make such payment or do such act. The amount of any resulting expense or cost to Landlord, including attorneys’ fees, with interest thereon at the Interest Rate, accruing from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute Additional Rent hereunder, due and payable by Tenant upon receipt of a written statement of costs from Landlord. The making of such payment or the doing of such act by Landlord shall not operate to cure Tenant’s default, nor shall it prevent Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

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(d) Lien for Rent. Upon any Default by Tenant, Landlord shall have a lien upon the property of Tenant in the Premises for the amount of any unpaid Rent. In such event, Tenant shall not remove any of Tenant’s property from the Premises except with the prior written consent of Landlord, and Landlord shall have the right and privilege, at its option, to take possession of all property of Tenant in the Premises, to store the same on the Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenant’s risk and expense. Notwithstanding any conflicting provision of this Lease or any other provision of the Arizona Revised Statutes, Landlord shall never have any lien on or other right of any nature in, on or with respect to any records, media, files, computers or other items containing any confidential or privileged information relating to Tenant’s business or clients.

(e) Attorneys’ Fees. Tenant agrees to pay all costs and expenses of collection (including reasonable attorneys’ fees) on any part of any sums due Landlord that may be collected by an attorney, suit, distress or foreclosure; and further, if Tenant fails to promptly and fully perform and comply with each and every condition and covenant hereunder and the matter is turned over to Landlord’s attorney, Tenant shall pay Landlord a reasonable attorneys’ fee plus costs, where necessary, whether suit is instituted or not.

(f) Landlord’s Remedies Cumulative. All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

(g) Landlord’s Default.

(i) If Landlord fails to perform or comply in any material manner with any provision of this Lease, Tenant may give Landlord notice of the default and Landlord shall have: (i) ten (10) Business Days to cure the default, if the default can be cured by the payment of money; and (ii) thirty (30) days to cure the default, if the default cannot be cured by the payment of money, but if a non-monetary default cannot reasonably be cured within such thirty (30)-day period, Landlord will have such additional time as may be reasonably necessary to cure the default so long as Landlord promptly commences to cure the default within the 30-day period and diligently proceeds to complete such cure.

(ii) If any default by Landlord continues beyond the applicable cure period set forth in Section 20(g)(i), above, Tenant may pursue its rights and remedies under this Lease and Arizona Law, excepting only the right of offset or deduction of Rent, unless such remedy is expressly conferred by this Lease. In addition, Tenant may cure a default on Landlord’s behalf, and the costs expended by Tenant in good faith in do so shall be paid by Landlord upon demand together with interest thereon at the Interest Rate.

(h) Non-Waiver. Acceptance of partial payment of Rent or other partial performance, with or without the accepting Parties’ knowledge of a Default or default by the other Party, or failure of either Party to take any action on account of a Default or default by the other Party, or to enforce its rights under this Lease, other than the acceptance of full payment of a cure of the Default or default, shall not be deemed a waiver of any Default or default.

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21. Encumbrances & Public Notice.

(a) Subordination & Attornment. This Lease is made subject and subordinate to any existing or future encumbrance created by Landlord and covering all or any portion of the Project; provided, however, that such subordination shall only be effective as to any encumbrance if the holder of the encumbrance agrees that this Lease shall survive the termination of the encumbrance by lapse of time, foreclosure or otherwise and that all holders of the encumbrance will be bound by this Lease and by all of Tenant’s rights under the Lease and Tenant agrees to attorn to the holders of such encumbrance(s). Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within fifteen (15) days after written request by Landlord and in a form reasonably requested by Landlord and consistent with this Section 21, any additional documents evidencing the subordination of this Lease, the nondisturbance agreement of all holders of encumbrances and Tenant’s agreement to attorn. If the interest of Landlord in the Project is transferred pursuant to, or in lieu of proceedings for enforcement of, any encumbrance and provided that the new owner of the Project complies with the requirements of this Section 21, Tenant shall immediately and automatically following notice of such transfer attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms, and subject to the conditions, otherwise set forth in this Lease.

(c) New Financing. If any future mortgagee requires, as a good faith condition of any financing, that modifications to this Lease be obtained, and provided that such modifications: (i) are reasonable; (ii) do not adversely affect Tenant’s use and enjoyment of the Premises and the Common Areas or change the character of the Building from a Class A low-rise office building; (iii) do not materially alter the Approved Plan for the Premises; and (iv) do not increase the Rent and other sums required to be paid by Tenant, then Landlord may submit to Tenant a written amendment to this Lease incorporating mortgagee’s required modifications, and, if Tenant does not execute and return to Landlord such written amendment within ten (10) Business Days after the same has been submitted to Tenant, then Landlord shall thereafter have the right, at its sole option, to cancel this Lease. Such option shall be exercisable by Landlord giving Tenant written notice of cancellation, immediately whereupon this Lease shall be cancelled and terminate, and any money held by Landlord on Tenant’s behalf shall be returned to Tenant, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation under this Lease.

22. Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a written estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, stating the nature of same); (ii) stating the Commencement Date of the Lease Term; (iii) stating the amounts of Annual Base Rent and Additional Rent and the dates to which the Annual Base Rent and Additional Rent have been paid by Tenant; (iv) stating the amount of any Security Deposit, if any; (v) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge; (vi) stating that Tenant has no right to setoff and no defense against payment of the Annual Base Rent or Additional Rent, (vii) stating the address to which notices to Tenant should be sent; and (viii) certifying such other matters as may be reasonably requested by Landlord. Any such certificate delivered pursuant hereto may be relied upon by an owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Landlord’s interest therein, or any prospective assignee of any such mortgage. Failure to deliver the aforesaid certificate within the ten (10) days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Further, if Tenant fails to deliver the certificate within the ten (10) days, Tenant irrevocably constitutes and appoints Landlord as its attorney-in-fact to execute and deliver the certificate to any third party.

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23. Surrender and Inspection. Upon the Expiration Date or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord broom clean and in as good order and condition as when received, ordinary and reasonable wear and tear excepted, and Tenant shall remove all of its personal property from the Premises by the Expiration Date or other termination of this Lease. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If Tenant does not remove Tenant’s furniture, equipment, machinery, trade fixtures, floor coverings and all other items of personal property from the Premises prior to the Expiration Date, then Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, and Landlord may dispose of such personal property at Tenant’s cost.

24. Tenant Holdover. If Tenant continues to remain in the Premises after the expiration of the Lease Term, Tenant shall become a tenant of sufferance only, at a base monthly rent which is one hundred fifty percent (150%) of the Base Monthly Rent applicable to the last month of the Term, and otherwise subject to the terms, covenants and conditions herein specified. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorneys’ fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the Term shall not constitute consent to any holding over.

25. Quiet Enjoyment. So long as Tenant shall observe and perform all the covenants and agreements binding on Tenant under this Lease, Tenant shall at all times during the Term, peacefully and quietly have and enjoy possession of the Premises and nonexclusive use of the Common Areas without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease.

26. Limitation of Landlord’s Liability. It is understood and agreed that the liability of Landlord under this Lease shall be limited solely to Landlord’s interest in the Project of which the Premises form a part; and that neither Landlord’s members nor its officers, employees and agents, shall be personally liable for any obligations of Landlord arising out of or related to this Lease.

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27. Time of the Essence. Landlord and Tenant acknowledge that time is of the essence in the performance of any and all obligations, terms, and provisions of this Lease.

28. Waiver of Trial by Jury. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

29. Notices. All notices required or desired to be given by either Party to the other shall be given in person, or sent by Federal Express or by certified or registered mail, postage prepaid, return receipt requested, addressed as specified in the Basic Lease Information. Either Party may, by like written notice, designate a new address to which such notices shall be directed. Notice shall be deemed to be effective when delivered in person or by Federal Express, or three (3) days after mailing.

30. Brokers. Except as separately agreed, in writing, by Landlord and: (i) Colliers International (attention: Phillip Wurth) (“Tenant’s Broker”); and (ii) CBRE (attention: Jerry Roberts and Corey Hawley) (“Landlord’s Broker”), Landlord and Tenant each represents and warrants to the other that it has not employed any broker in connection with this Lease transaction. Tenant’s Broker represents Tenant in connection with this Lease and Landlord’s Broker represents Landlord in connection with this Lease. Landlord and Tenant each shall indemnify, defend and hold harmless the other for, from and against any claims, liability, loss, damage, expense, action, demand, suit or obligation arising out of or relating to a breach by such party of this representation.

31. Force Majeure. Landlord’s obligations under this Lease, including Landlord’s obligations to deliver the Premises shall be subject to force majeure delays (“Force Majeure Delays”). For the purpose of this Lease, the term Force Majeure Delays shall include delays caused by strikes, fire, unusually severe and adverse weather conditions, acts or delays of public agencies or governmental bodies, any moratorium on the issuance of governmental approvals or utility service connections or other similar government actions, freight embargoes, unanticipated shortages of necessary labor or materials or for other reasons beyond the reasonable control of Landlord. If the Commencement Date is postponed as a result of a Force Majeure Delay, the Expiration Date shall also be postponed for the same period of time.

32. Landlord’s Property. Tenant acknowledges that Landlord furnished the Premises with certain furniture and equipment (“Landlord’s Property”). Landlord shall not be required to furnish the Premises with any additional furniture other than Landlord’s Property. On or before the Commencement Date, Landlord will inventory Landlord’s Property and create a schedule of Landlord’s Property to attach to this Lease as Exhibit C. Tenant acknowledges that Tenant has inspected the Premises and Landlord’s Property to Tenant’s complete satisfaction and Tenant accepts the Premises and Landlord’s Property, “AS IS,” “WHERE IS” and “WITH ALL FAULTS”. Tenant shall properly maintain, repair and/or replace, if necessary, Landlord’s Property during the Term of this Lease. Upon the expiration of this Lease, Landlord’s Property shall be returned to Landlord in the same condition at it was on the Commencement Date, subject to ordinary wear and tear.

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33. Guaranty. As an express condition precedent to the effectiveness of this Lease and concurrently with the execution of this Lease, Dean Ledger, shall execute and deliver to Landlord a written Guaranty of Tenant’s obligations under this Lease, in the form attached to this Lease as Exhibit D.

34. Miscellaneous Provisions.

(a) Governing Law. The laws of the State of Arizona (excluding conflict of laws principles) shall govern the validity, performance and enforcement of this Lease.

(b) Covenants. The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision.

(c) Successors. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to, be binding upon and inure to the benefit of their respective heirs, executors, administrators, successors and permitted assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Premises.

(d) No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

(e) No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

(f) Captions. All Section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

(g) Invalidity of Particular Provisions. If any term or provision of this Lease or applications thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

(h) Counterparts. This Lease may be executed in several counterparts, but all such counterparts shall constitute one and the same legal document.

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(i) Entire Agreement; Modification. This Lease and all Exhibits hereto contain all the agreements and conditions made between the parties and may not be modified orally or in any other manner than by an agreement in writing, signed by the parties hereto.

(j) Interpretation. This Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

(k) Authority. Landlord and Tenant hereby covenant that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Premises is located, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing partnership, that the partnership has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership were authorized to do so.

(1) Examination of Lease. Submission of this Lease for examination or signature by Tenant shall not constitute an offer to lease or a reservation of or option for Lease, and the same shall not be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

(m) Landlord Assignment. Landlord may, at any time after the Effective Date, assign this Lease to any party without Tenant’s consent; provided, however, that: (i) Landlord shall provide Tenant with written notice of the assignment no less than thirty (30) days prior to its effective date; (ii) any assignee shall (A) be (or become on the effective date of the assignment) fee owner of the Building, and (B) agree, in writing, to become “Landlord” under this Lease and assume all of Landlord’s obligations from and after the effective date of assignment; and (iii) DTR10, L.L.C., shall remain liable for any matters that accrued prior to the effective date of assignment.

[SIGNATURES ON FOLLOWING PAGE]

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Dated as of the Effective Date, by:

LANDLORD:

DTR10, L.L.C., an Arizona limited liability company

By:
	Its:	Authorized Agent

TENANT:

Universal Technology Systems Corp., a Florida corporation

By:	/s/ Dean Ledger
Name:	Dean Ledger
Title:	Chief Executive Officer

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EXHIBIT A-1

(Project Site Plan)

A-1

EXHIBIT A-2

(Depiction of Premises Location)

A-2

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations (“Rules and Regulations”) govern Tenant’s use of the Premises and Project. Tenant will also cause its employees, agents, contractors, customers, guests, invitees and, if permitted, subleasees to comply with these Rules and Regulations.

1. The sidewalks, entries, passages, elevators, public corridors, vestibules, halls, stairways and other public areas of the Building shall not be obstructed or used for any other purpose than ingress and egress.

2. Tenant shall not install or permit the installation of any projection, awnings, shades, mylar films, or sun filters on windows or to the outside walls of the Building.

3. All window blinds provided by Landlord shall be left down at all times. No curtains, blinds, shades or screens visible from the exterior of the Building may be attached to or used in connection with any window or door of the Building without the prior written consent of Landlord. Tenant shall not place anything or allow anything to be placed near or against glass partitions, doors, walls or windows which would be visible from the exterior of the Premises.

4. The doors from the corridors and other means of entry to the Premises shall be kept closed during business hours, except when being used for ingress or egress. No Building or suite doors shall be propped open at any time. Tenant will keep its valuable items locked up and doors locked after Business Hours and at other times the Premises are not in use to prevent theft.

5. No tenant shall make, or permit to be made, any excessive noises, cause disturbances or vibrations or other sound or other waves or disturbances which may be heard outside of such Tenant’s Premises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out, or off, of any doors, windows, balconies or skylights or down any passageways.

6. Floor distribution boxes for electric and telephone wires shall remain accessible at all times.

7. Bicycles, skateboards, motor scooters or any other type of vehicle shall not be brought into the Building, lobby, elevators, or into the Premises, or parked on the sidewalk or parking spaces, except as required by law other than appropriate vehicles necessary for assisting the disabled. Such vehicles will be allowed only in areas designated by Landlord.

8. No animal (other than a seeing-eye dog) shall be permitted within the Premises or anywhere in the Building at any time.

B-1

9. Tenant will not conduct any activity within the Premises which will create excessive traffic anywhere in the Building.

10. Tenant parking shall be as set forth in the Lease. Tenant will not park or permit parking in any areas designated by Landlord for parking by visitors of the Project or for the exclusive use of other tenants or occupants of the Project. Only passenger vehicles may be parked in the parking areas. Parking is prohibited in areas not striped for parking, in aisles where “no parking” signs are posted, on ramps, in cross-hatched areas, in loading areas, fire lanes or in such other areas as may be designated by Landlord. Any violation of the parking rules set forth in this Paragraph shall subject the vehicle to removal at the vehicle owner’s expense. Nothing in these Rules and Regulations shall modify Landlord’s obligations regarding the Parking Facilities as otherwise set forth in the Lease.

11. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities must be displayed as requested. Such devices are not transferable and any device in the possession of an unauthorized holder will be void. Each user of the parking area may be required to sign a parking agreement, as a condition to parking, which agreement may provide for the manner of payment of any parking charges and other matters not inconsistent with this Lease.

12. No overnight or extended term parking or storage of vehicles is permitted.

13. All responsibility for damage, loss or theft to vehicles and the contents thereof is assumed by the person parking their vehicle.

14. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building and Tenant acknowledges that canvassing and peddling of any kind in the Building are prohibited. Tenant shall not distribute any handbills or other advertising matter on automobiles parked in the parking area. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall cooperate in seeking their prevention.

15. Immediately upon the sounding of the Building fire alarm, Tenant, its agents, employees and invitees shall use marked exits and exit stairways to evacuate the Building and will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

16. Smoking of any tobacco product is prohibited in the Building and exterior areas located within 25 feet of the Building except as designated and redesignated in writing from time to time by Landlord in its sole discretion, and Tenant will not smoke anywhere within the Project, including, without limitation, the Premises and the sidewalks, entrances, passages, corridors, halls, elevators and stairways of the Building, other than the smoking areas, if any, designated in writing by Landlord. All smoking materials must be disposed of in ashtrays or other appropriate receptacles provided for that purpose.

17. Eating and drinking are prohibited in the public areas of the Building.

B-2

18. No showcases or other articles, including furniture, shall be put on the balcony, in front of or affixed to any part of the exterior of the Premises, or placed in the halls, corridors, vestibules, balconies or other appurtenant or public parts of the Building.

19. Any water and wash closets, drinking fountains and other plumbing fixtures in any Premises or the Building shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein.

20. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical, or substance in or about the space demised to such tenant.

21. Except for the hanging of artwork, bulletin boards or similar items on interior walls, no tenant shall make, paint, drill into, or in anyway deface, any part of the interior or exterior of the Building or the space demised to such tenant. No boring, cutting, or stringing of wires shall be permitted.

22. No tenant shall cause or permit any odors, obnoxious or harmful fumes, smoke or other discharges which may be offensive to the other occupants of the Building or otherwise create any nuisance to emanate from the space demised to such tenant.

23. Tenant shall promptly report to Landlord any cracked or broken glass on the Premises.

24. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising. Tenant will not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

25. Each tenant, before closing and leaving the space demised to such tenant at any time, shall see that all entrance doors are locked.

26. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping. The Premises will not be used for cooking (other than the heating of food from one or more microwave ovens) or for any immoral or illegal purpose.

27. All equipment and machinery belonging to any tenant which causes noise, vibration or electrical interference that may be transmitted to the structure of the Building, to any space therein, or that may unreasonably interfere with the operation of any device, equipment, computer, video, radio, television broadcasting or reception from or within the project to such degree to be objectionable to Landlord and any tenant in the Building shall be installed and maintained by each such tenant, at such tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration.

B-3

28. Tenant will not waste electricity, water or air conditioning and shall reasonably cooperate with any efforts of Landlord to conserve energy and ensure the most effective operation of the Building’s heating, air conditioning, ventilation and utility systems. Tenant will not use any method of heating or air conditioning (including, without limitation, fans or space heaters) other than those approved in writing by Landlord.

29. No utilities serving the Premises will be overloaded.

30. No additional locks or similar devices will be attached to any door or window and no keys other than those provided by Landlord will be made for any door or window.

31. All loading, unloading, receiving or delivery of goods, supplies, furniture or other items will be made only through entryways provided for such purposes. Deliveries during normal office hours will be limited to normal office supplies and other small items. No deliveries will be made which impede or interfere with other occupants of the Building. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the passenger elevators except between such hours and in such elevators as may be designated by Landlord.

32. Tenant will not use at the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve.

33. Tenant shall store all its trash and garbage in proper receptacles within its Premises or in other facilities provided for such purpose by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will cooperate with any recycling program at the Project.

34. Landlord will have the right to specify the proper position of any safe, equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building. Tenant will not overload the floors or structure of the Building.

35. Persons may enter the Building only in accordance with such regulations as Landlord may provide, and persons entering or departing from the Building may be questioned as to their business in the Building. The right is reserved to require the use of an identification card or other access devices or procedures an/or the registering of persons as to the hour of entry and departure, nature of visit, and other information deemed necessary by Landlord for the protection of the Building.

36. All janitorial services for the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary janitorial labor by carelessness or indifference to the cleanliness of the Project.

37. Landlord reserves the right to exclude or expel from the project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of these Rules and Regulations.

*       *       *

B-4

EXHIBIT C

(Schedule of Landlord’s Property)

Furniture Description	Total Quantity
Wood Desk (with file drawers) w/ glass top	7
Wood Desk (w/out file drawers) w/ glass top	2
Wood Credenza (30” tall x 72” wide) w/ no glass top	1
Leather Chair (brown)	14
Black Chair	5
Wood File Cabinet (30” tall x 36” wide) w/ glass top	5
Wood File Cabinet (30” tall x 48” wide) w/ no glass top	1
Wood File Cabinet (30” tall x 60” wide) w/ no glass top	1
Wood Book Shelf (30” tall x 40” wide) w/ glass top	4
Tall Wood Corner Book Shelf (+1-7 feet tall)	1
Wood Book Shelf (+/- 5 feet tall x 30” wide)	1
Granite Conference Table	1
Round Wood Conference Table	1
Desk Lamp	6
Decorative Pot/Plant	3

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EXHIBIT D

(Guaranty)

Lease Guaranty Agreement

THIS LEASE GUARANTY AGREEMENT (“Guaranty”) is entered into and shall be effective as of______________________ , 20 (“Effective Date”), by Dean Ledger, a Single Man (“Guarantor”), in favor of DTR10, L.L.C., an Arizona limited liability company (“Landlord”).

Background

A. Universal Technology Systems Corp., a Florida corporation (“Tenant”), has entered into an Office Lease Agreement with Landlord, dated as of the Effective Date (“Lease”). The Lease covers approximately 3,077 square feet of rentable area in the commercial office building located at 17207 North Perimeter Drive, Scottsdale, Arizona.

B. Guarantor has represented to Landlord that Guarantor is: (i) a single man; and (ii) a principal of Tenant, and has requested that Landlord enter into the Lease. Landlord has declined to enter into the Lease unless Guarantor guarantees the Lease as provided in this Guaranty.

C. On the terms and subject to the conditions and limitations set forth in this Guaranty, Guarantor has agreed to guaranty the payment performance of Tenant’s obligations under the Lease.

Guaranty

1. Definitions. Capitalized terms not otherwise defined in this Guaranty will have the meanings given them in the Lease.

2. Unconditional Guaranty. Guarantor unconditionally and irrevocably guarantees to Landlord, and the successors and assigns of Landlord, the full and punctual payment and performance by Tenant of all Tenant’s obligations under the Lease, of any type or nature. If, at any time, Tenant defaults in the payment or performance of any of Tenant’s obligations under the Lease, including, without limitation, the payment of any Monthly Base Rent or Additional Rent, Guarantor will promptly pay, perform or otherwise discharge the defaulted obligation. Guarantor’s obligations under this Guaranty and the Lease shall be primary.

3. Continuing Guaranty. This Guaranty and Guarantor’s obligations under this Guaranty are unconditional and continuing in nature and will survive: (a) any amendment to, modification, extension or renewal of, or waiver of rights under, the Lease; (b) the voluntary or involuntary termination of the Lease; and/or (c) Tenant’s release from all or any portion(s) of its obligations under the Lease. Guarantor’s liability under this Guaranty will not be affected or diminished by: (t) Tenant’s bankruptcy or insolvency (or any related proceedings or events); (u) any court proceeding, judgment or ruling involving Tenant or the Lease; (v) any sublease or assignment of the Lease; (w) any amendment, extension or renewal of the Lease (in which case, Guarantor’s obligations under this Guaranty will include the amendment, extension or renewal, as the case may be); (x) Landlord’s termination of the Lease based on a Tenant default; (y) the exercise by Landlord of any rights or remedies under the Lease; or (z) any other proceeding, claim or defense purporting to affect or modify Tenant’s obligations under the Lease, of any type or nature.

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4. Notice of Default. Landlord will provide Guarantor with a copy of any default notice required or permitted under the Lease in the manner set forth in Paragraph 10(h), below; provided, however, Landlord’s failure to provide any notice to Guarantor under the Lease, this Guaranty or any other document or agreement will not reduce, impair, delay or otherwise amend Guarantor’s obligations under this Guaranty.

5. Guarantor Waivers. Guarantor waives and relinquishes any right to review or approve any amendment or modification to the Lease. To the fullest extent permitted under Arizona law, Guarantor waives, and agrees not to assert or take advantage of: (a) the provisions Of ARIZONA REVISED STATUTES §§ 12-1641 through 12-1646 inclusive, Rule 17(f) of the ARIZONA RULES OF CIVIL PROCEDURE, and any other similar or analogous statutory, common laws or procedural rules of any jurisdiction relevant to guarantors, indemnitors, sureties, co-makers or accommodation parties; (b) any right to require Landlord to seek or exhaust remedies against Tenant as a prerequisite to enforcing this Guaranty if an event of default occurs under the Lease; (c) any claim or defense otherwise available to Tenant with respect to the Lease; and (d) any other circumstance or defense which might otherwise constitute a legal or equitable defense or discharge of a surety or a guarantor (except for payment and/or performance, in full, of Tenant’s obligations under the Lease). The liability of Guarantor under this Guaranty will not be affected or impaired by any full or partial release of, settlement with, or agreement not to sue, Tenant or any other guarantor or surety with respect to the Lease.

6. No Joinder Required. If any claim or cause of action accrues under the Lease or this Guaranty, Guarantor covenants and agrees Landlord may join Guarantor in any action brought against Tenant or commence action against Guarantor (and/or any other guarantor or surety) separately and independently and in any order. Guarantor waives any right to assert Tenant (and/or any other guarantor or surety) is an indispensible party under Rule 19, ARIZONA RULES OF CIVIL PROCEDURE, or any similar or analogous statute, rule or holding.

7. No Subrogation; Subordination. Until all of Tenant’s obligations under the Lease are fully performed, Guarantor: (a) shall have no right of subrogation, contribution or reimbursement against Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty; (b) waives any right to enforce any remedy which Guarantor now or hereafter may have against Tenant; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to Tenant’s obligations to Landlord under the Lease. Subject to the foregoing, so long as there is no continuing Default under the Lease, Tenant may pay Guarantor’s normal compensation and other sums payable to Guarantor in the ordinary course of Tenant’s business.

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8. WAIVER OF JURY TRIAL. IN THE INTEREST OF OBTAINING A SPEEDY AND LESS COSTLY ADJUDICATION OF ANY DISPUTE, LANDLORD AND GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WANE TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR CROSS-CLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER, AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY STATUTE, RULE OF LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS GUARANTY OR THE LEASE.

9. Tenant’s Management & Financial Condition. Guarantor represents and warrants to Landlord that Guarantor is an owner and manager of Tenant, with full access to Tenant’s financial records and Guarantor is aware of the present financial condition of Tenant. Guarantor assumes responsibility for remaining informed of Tenant’s ongoing financial condition, any change in Tenant’s financial condition (and associated risk of Tenant’s default under the Lease) and any amendments to the Lease agreed to by Landlord and Tenant that may impact Guarantor’s liability under this Guaranty. This obligation, as well as Guarantor’s obligations under this Guaranty, will survive any change in ownership or management of Tenant.

10. Miscellaneous.

a. No Waiver by Landlord. No waiver or delay on the part of Landlord in exercising any right(s) under the Lease or this Guaranty shall operate as a waiver of such right or of any other right of Landlord under the Lease or under this Guaranty, nor shall any delay, omission or waiver on any one or more occasions be deemed a bar to or a waiver of the same or any other right on any other future occasion.

b. Joint & Several Liability. The liability of Guarantor, Tenant and any other guarantor or surety with respect to the Lease shall be joint and several.

c. Entire Agreement; Amendment. This Guaranty constitutes the entire agreement between Landlord and Guarantor with respect to the Lease guaranty transactions and supersedes and replaces all prior oral or written agreements. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

d. Applicable Law; Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of Arizona. Venue shall be in Maricopa County.

e. Guarantor’s Successors. Guarantor’s obligations under this Guaranty shall be binding on the successors, heirs and assigns of Guarantor by operation of law or otherwise (including any receiver or bankruptcy trustee). Guarantor shall not be released by virtue of any assignment or delegation by it of its obligations or duties under this Guaranty.

f. Attorneys’ Fees. If Landlord enforces Guarantor’s obligations under this Guaranty by legal proceedings, the prevailing party shall be entitled to recover, in addition to any other award, all costs incurred, including without limitation reasonable attorneys’ fees.

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g. Bankruptcy Preferences. If Landlord is required to turn over any amounts received under the Lease or this Guaranty to any bankruptcy court or state insolvency proceeding, as a “preference” or otherwise, Guarantor shall promptly pay Landlord such amount as a reinstated obligation under this Guaranty.

h. Notices. Any notice provided by Landlord to Guarantor shall be in writing and shall sent via Certified Mail, Return Receipt Requested, or FedEx (or other reputable overnight currier) to the address set forth in Guarantor’s signature block, below (or such new address as Guarantor provides to Landlord from time to time in the manner required for notices under the Lease).

i. Captions; Interpretation; Severability. The section and subsection headings appearing herein are for purposes of identification and reference only and shall not be used in interpreting this Guaranty. If any provision of this Guaranty or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable to any extent, such determination shall not affect any other provision of this Guaranty or the application of such provision to the fullest extent permitted or to any other person or circumstance, all of which other provisions shall remain in full force and effect to the fullest extent permitted. If any term or provision of this Guaranty is susceptible to two or more constructions, one of which would render the provision valid, the term or provision shall have the meaning which renders it valid.

This Guaranty is executed and delivered as of the Effective Date, by:

GUARANTOR:

Address:

Dean Ledger, a Single Man

STATE OF ____________ )

                                                  ) ss.

County of ____________   )

The foregoing instrument was acknowledged before me this ____ day of ___________________, ______, by Dean Ledger, a Single Man.

Notary Public

My Commission Expires:

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Lease Guaranty Agreement

This Lease Guaranty Agreement (“Guaranty”) is entered into and shall be effective as of November 15, 2013 (“Effective Date”), by Dean Ledger, a Single Man (“Guarantor”), in favor of DTR10, L.L.C., an Arizona limited liability company (“Landlord”).

Background

A. Universal Technology Systems Corp., a Florida corporation (“Tenant”), has entered into an Office Lease Agreement with Landlord, dated as of the Effective Date (“Lease”). The Lease covers approximately 3,077 square feet of rentable area in the commercial office building located at 17207 North Perimeter Drive, Scottsdale, Arizona.

B. Guarantor has represented to Landlord that Guarantor is: (i) a single man; and (ii) a principal of Tenant, and has requested that Landlord enter into the Lease. Landlord has declined to enter into the Lease unless Guarantor guarantees the Lease as provided in this Guaranty.

C. On the terms and subject to the conditions and limitations set forth in this Guaranty, Guarantor has agreed to guaranty the payment performance of Tenant’s obligations under the Lease.

Guaranty

1. Definitions. Capitalized terms not otherwise defined in this Guaranty will have the meanings given them in the Lease.

2. Unconditional Guaranty. Guarantor unconditionally and irrevocably guarantees to Landlord, and the successors and assigns of Landlord, the full and punctual payment and performance by Tenant of all Tenant’s obligations under the Lease, of any type or nature. If, at any time, Tenant defaults in the payment or performance of any of Tenant’s obligations under the Lease, including, without limitation, the payment of any Monthly Base Rent or Additional Rent, Guarantor will promptly pay, perform or otherwise discharge the defaulted obligation. Guarantor’s obligations under this Guaranty and the Lease shall be primary.

3. Continuing Guaranty. This Guaranty and Guarantor’s obligations under this Guaranty are unconditional and continuing in nature and will survive: (a) any amendment to, modification, extension or renewal of, or waiver of rights under, the Lease; (b) the voluntary or involuntary termination of the Lease; and/or (c) Tenant’s release from all or any portion(s) of its obligations under the Lease. Guarantor’s liability under this Guaranty will not be affected or diminished by: (t) Tenant’s bankruptcy or insolvency (or any related proceedings or events); (u) any court proceeding, judgment or ruling involving Tenant or the Lease; (v) any sublease or assignment of the Lease; (w) any amendment, extension or renewal of the Lease (in which case, Guarantor’s obligations under this Guaranty will include the amendment, extension or renewal, as the case may be); (x) Landlord’s termination of the Lease based on a Tenant default; (y) the exercise by Landlord of any rights or remedies under the Lease; or (z) any other proceeding, claim or defense purporting to affect or modify Tenant’s obligations under the Lease, of any type or nature.

4. Notice of Default. Landlord will provide Guarantor with a copy of any default notice required or permitted under the Lease in the manner set forth in Paragraph 10(h), below; provided, however, Landlord’s failure to provide any notice to Guarantor under the Lease, this Guaranty or any other document or agreement will not reduce, impair, delay or otherwise amend Guarantor’s obligations under this Guaranty.

5. Guarantor Waivers. Guarantor waives and relinquishes any right to review or approve any amendment or modification to the Lease. To the fullest extent permitted under Arizona law, Guarantor waives, and agrees not to assert or take advantage of: (a) the provisions of ARIZONA REVISED STATUTES §§ 12-1641 through 12-1646 inclusive, Rule 17(f) of the ARIZONA RULES OF CIVIL PROCEDURE, and any other similar or analogous statutory, common laws or procedural rules of any jurisdiction relevant to guarantors, indemnitors, sureties, co-makers or accommodation parties; (b) any right to require Landlord to seek or exhaust remedies against Tenant as a prerequisite to enforcing this Guaranty if an event of default occurs under the Lease; (c) any claim or defense otherwise available to Tenant with respect to the Lease; and (d) any other circumstance or defense which might otherwise constitute a legal or equitable defense or discharge of a surety or a guarantor (except for payment and/or performance, in full, of Tenant’s obligations under the Lease). The liability of Guarantor under this Guaranty will not be affected or impaired by any full or partial release of, settlement with, or agreement not to sue, Tenant or any other guarantor or surety with respect to the Lease.

6. No Joinder Required. If any claim or cause of action accrues under the Lease or this Guaranty, Guarantor covenants and agrees Landlord may join Guarantor in any action brought against Tenant or commence action against Guarantor (and/or any other guarantor or surety) separately and independently and in any order. Guarantor waives any right to assert Tenant (and/or any other guarantor or surety) is an indispensible party under Rule 19, ARIZONA RULES OF CIVIL PROCEDURE, or any similar or analogous statute, rule or holding.

7. No Subrogation; Subordination. Until all of Tenant’s obligations under the Lease are fully performed, Guarantor: (a) shall have no right of subrogation, contribution or reimbursement against Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty; (b) waives any right to enforce any remedy which Guarantor now or hereafter may have against Tenant; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to Tenant’s obligations to Landlord under the Lease. Subject to the foregoing, so long as there is no continuing Default under the Lease, Tenant may pay Guarantor’s normal compensation and other sums payable to Guarantor in the ordinary course of Tenant’s business.

8. WAIVER OF JURY TRIAL. IN THE INTEREST OF OBTAINING A SPEEDY AND LESS COSTLY ADJUDICATION OF ANY DISPUTE, LANDLORD AND GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR CROSS-CLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER, AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY STATUTE, RULE OF LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS GUARANTY OR THE LEASE.

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9. Tenant’s Management & Financial Condition. Guarantor represents and warrants to Landlord that Guarantor is an owner and manager of Tenant, with full access to Tenant’s financial records and Guarantor is aware of the present financial condition of Tenant. Guarantor assumes responsibility for remaining informed of Tenant’s ongoing financial condition, any change in Tenant’s financial condition (and associated risk of Tenant’s default under the Lease) and any amendments to the Lease agreed to by Landlord and Tenant that may impact Guarantor’s liability under this Guaranty. This obligation, as well as Guarantor’s obligations under this Guaranty, will survive any change in ownership or management of Tenant.

10. Miscellaneous.

a. No Waiver by Landlord. No waiver or delay on the part of Landlord in exercising any right(s) under the Lease or this Guaranty shall operate as a waiver of such right or of any other right of Landlord under the Lease or under this Guaranty, nor shall any delay, omission or waiver on any one or more occasions be deemed a bar to or a waiver of the same or any other right on any other future occasion.

b. Joint & Several Liability. The liability of Guarantor, Tenant and any other guarantor or surety with respect to the Lease shall be joint and several.

c. Entire Agreement; Amendment. This Guaranty constitutes the entire agreement between Landlord and Guarantor with respect to the Lease guaranty transactions and supersedes and replaces all prior oral or written agreements. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

d. Applicable Law; Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of Arizona. Venue shall be in Maricopa County.

e. Guarantor’s Successors. Guarantor’s obligations under this Guaranty shall be binding on the successors, heirs and assigns of Guarantor by operation of law or otherwise (including any receiver or bankruptcy trustee). Guarantor shall not be released by virtue of any assignment or delegation by it of its obligations or duties under this Guaranty.

f. Attorneys’ Fees. If Landlord enforces Guarantor’s obligations under this Guaranty by legal proceedings, the prevailing party shall be entitled to recover, in addition to any other award, all costs incurred, including without limitation reasonable attorneys’ fees.

g. Bankruptcy Preferences. If Landlord is required to turn over any amounts received under the Lease or this Guaranty to any bankruptcy court or state insolvency proceeding, as a “preference” or otherwise, Guarantor shall promptly pay Landlord such amount as a reinstated obligation under this Guaranty.

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h. Notices. Any notice provided by Landlord to Guarantor shall be in writing and shall sent via Certified Mail, Return Receipt Requested, or FedEx (or other reputable overnight currier) to the address set forth in Guarantor’s signature block, below (or such new address as Guarantor provides to Landlord from time to time in the manner required for notices under the Lease).

i. Captions; Interpretation; Severability. The section and subsection headings appearing herein are for purposes of identification and reference only and shall not be used in interpreting this Guaranty. If any provision of this Guaranty or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable to any extent, such determination shall not affect any other provision of this Guaranty or the application of such provision to the fullest extent permitted or to any other person or circumstance, all of which other provisions shall remain in full force and effect to the fullest extent permitted. If any term or provision of this Guaranty is susceptible to two or more constructions, one of which would render the provision valid, the term or provision shall have the meaning which renders it valid.

This Guaranty is executed and delivered as of the Effective Date, by:

GUARANTOR:

Address:
9290 E. Thompson PK Parkway	/s/ Dean Ledger
Scottsdale, AZ 85255	Dean Ledger, a Single Man
LOT 134

STATE OF Arizona. )

                                   ) ss.

County of Maricopa. )

The foregoing instrument was acknowledged before me this 15th day of November    , 2013, by Dean Ledger, a Single Man.

/s/ Larry Malcuit
Notary Public

My Commission Expire:
April 14, 2016

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